EXHIBIT 10(viii)

DEBT SETTLEMENT AGREEMENT

Agreement made on August 3, 2005 between Rajesh Vadavia and Sygenics Interactive, Inc. a Quebec Corporation, having its principal offices at 5524 Saint Patrick, Suite 500, Montreal, Quebec, H4E1A8 herein referred to as Creditor and Newmark Ventures, Inc. with offices located at Suite 440-375 Water Street Vancouver, B.C. V6B 5C6 herein referred to as Debtor.

SECTION ONE

ACKNOWLEDGEMENT OF EXISTING OBLIGATION

The parties acknowledge that Debtor is at present indebted to Creditor in the sum of CDN $182,760 (USD $149,804) as the result of obligations incurred pursuant to that certain Portal Development Agreement dated July 15, 2005 between Debtor by Creditor. The amounts currently due are as follows:

— CDN $91,810 (USD $75,254) due to Creditor as of July 1, 2005 for services rendered

— CDN$90,950 (USD $74,550) due to Creditor as of August 1 for services rendered

The services were provided by Creditor to Debtor with the agreement that such services rendered be compensated in cash.

SECTION TWO

AGREEMENT FOR A DIFFERENT METHOD OF PAYMENT

Debtor and Creditor desire and agree, to provide for the payment of the above-stated indebtedness in accordance with terms and provisions different from, and in substitution of, the terms and obligations for payment for same contained in the Portal Development Agreement as described in Section One above.

SECTION THREE

CONSIDERATION

In consideration of the prior mutual agreements recited in this Agreement, Debtor and Creditor agree as follows:

a. Method of Payment

Debtor agrees to pay to Creditor and Creditor agrees to accept from Debtor, in full satisfaction of the indebtedness described in Section One, above, the sum of US$75,254 in cash by August 31, 2005, and 29,820 shares of Debtor’s common stock, valued at $2.50 a share registered on Form S-8 with the Securities and Exchange Commission (“SEC”), as consideration for monies owed to Creditor as of August 1, 2005 in accordance with the Portal Development Agreement.

b.     Satisfaction:

On execution of this Agreement and Debtor’s board of directors resolution authorizing the issuance and delivery of an aggregate of 29,820 shares of Debtor’s common stock registered on Form S-8 with the SEC to Creditor as provided for in Section Three (a) above, the original indebtedness of Debtor to Creditor, as described in Section One, above, will be forever cancelled and discharged.

In witness whereof, the parties have executed this Agreement in Vancouver, British Columbia on the date first mentioned above.

NEWMARK VENTURES, INC.

/s/ Roderick Shand

By: Roderick Shand

Chief Executive Officer

SYGENICS INTERACTIVE, INC.

/s/ Rajesh Vadavia

By: Rajesh Vadavia

President